UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 5, 2005

Keane, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

001-7516	04-2437166
(Commission File Number)	(IRS Employer Identification No.)

100 City Square, Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 241-9200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On August 22, 2005, Keane, Inc., (“Keane” or the “Company”) issued a press release announcing the appointment of Richard Garnick to serve as President, North American Services of Keane commencing on September 5, 2005. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 5, 2005, Keane entered into an employment agreement with Mr. Garnick. Under the terms of the employment agreement, Mr. Garnick will receive an annual base salary of no less than $500,000 and will be eligible for an annual bonus pursuant to Keane’s 2005 Incentive Compensation plan consistent with that available to Keane’s executive officers. The target amount of Mr. Garnick’s annual bonus will be 80% of his annual base salary, subject to the achievement of certain performance measures. The maximum annual bonus for which Mr. Garnick will be eligible pursuant to the employment agreement is 150% of his target bonus. For 2005, Mr. Garnick will be entitled to no less than 75% of his annual bonus, prorated to reflect the months he is employed by Keane. Pursuant to the employment agreement, Mr. Garnick will receive upon commencement of his employment (i) a  stock option grant to purchase 300,000 shares of Keane’s common stock and (ii) 10,000 shares of restricted stock pursuant to the Company’s 1998 Stock Incentive Plan. The employment agreement also provides that subject to the approval of the Compensation Committee of Keane’s Board of Directors and the achievement of certain conditions related to revenue and earnings growth, Mr. Garnick is entitled to receive a stock option grant to purchase no less than 100,000 shares of Keane’s common stock in each of 2006 and 2007.

The employment agreement provides that if Mr. Garnick’s employment is terminated without cause or for good reason within one year following a change in control (each as defined in the employment agreement), Mr. Garnick will continue to receive his base salary and targeted annual bonus for a period of 24 months following termination. The employment agreement further provides if Mr. Garnick is terminated without cause or for good reason during his employment other than following change in control (as defined in the employment agreement), Mr. Garnick will receive his base salary for a period of 12 months following termination.

The employment agreement provides Mr. Garnick with certain benefits, including participation in Keane’s employee benefit plans generally available to executive officers of Keane. The employment agreement also contains, among other things, confidentiality, non-disclosure, non-solicitation and non-competition covenants from Mr. Garnick.

A copy of the employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits

10.1                           Employment agreement, dated August 5, 2005, between Keane and Richard Garnick

99.1                           Press Release entitled “Keane Appoints former WIPRO senior executive Richard Garnick as President of North American Services”, issued by Keane on August 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2005	KEANE, INC.

	By:	/s/ John J. Leahy

John J. Leahy
Senior Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Employment agreement, dated August 5, 2005, between Keane and Richard Garnick

99.1	Press Release entitled “Keane Appoints former WIPRO senior executive Richard Garnick as President of North American Services”, issued by Keane on August 22, 2005.